UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2021

Motorola Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-7221	36-1115800
(Commission File Number)	(IRS Employer Identification No.)

500 W. Monroe Street	60661
Chicago,	Illinois

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 847-576-5000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock $0.01 par value	MSI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Kelly S. Mark, Executive Vice President, Software and Services, has decided to step down from his position leading the software and services segment of Motorola Solutions, Inc. (the “Company”), effective June 1, 2021, and will retire from the Company effective December 31, 2021. Mr. Mark will remain employed by the Company as Executive Vice President from June 1, 2021 until his retirement on December 31, 2021 to ensure a smooth transition and to continue his responsibility for services delivery and the Airwave and UK Emergency Services networks. There were no changes made to Mr. Mark’s compensation levels as a result of his change in role and retirement.

Mr. Mark’s decision to retire was made for personal reasons and there are no disagreements between the Company and Mr. Mark on any matter. In addition, in connection with Mr. Mark’s retirement on December 31, 2021, the Company’s Compensation and Leadership Committee (“Committee”) approved, on June 1, 2021, giving Mr. Mark three additional months of service credit with the Company for the purpose of calculating vesting of equity awards and calculating the pro-rata amounts for existing awards under the Long Range Incentive Plan (“LRIP”), for which the Committee determined to provide Mr. Mark the pro-rata vesting treatment contained in the retirement provisions of the equity and LRIP awards.

Also, on June 1, 2021, the Committee granted John P. Molloy, Executive Vice President, Products and Sales, the following awards:

1.

A grant of $200,000 in value of restricted stock units (the “RSUs”) under the Company’s Omnibus Incentive Plan of 2015 (the “Omnibus Plan”), on June 1, 2021, calculated based on the closing price for a share of the Company’s common stock on June 1, 2021, which RSUs will vest in three equal annual installments on June 1, 2022, June 1, 2023 and June 1, 2024, subject to his continued employment; and

2.

A grant of $200,000 in grant date value of non-qualified stock options (the “Options”) under the Omnibus Plan to acquire of shares of the Company’s common stock on June 1, 2021. The exercise price for the Options will be the closing price for a share of the Company’s common stock on June 1, 2021. The expiration date of the Options, subject to certain conditions, is June 1, 2031. The Options will vest in three equal annual installments on June 1, 2022, June 1, 2023 and June 1, 2024, subject to his continued employment.

Item 8.01.	Other Events.

In addition, as a result of the Company’s talent management and succession planning process, the Company is pleased to announce that on June 1, 2021, the Board of Directors of the Company appointed Dr. Mahesh Saptharishi, the Company’s Senior Vice President, Software Enterprise and Mobile Video and Chief Technology Officer to the management Executive Committee, effective immediately.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTOROLA SOLUTIONS, INC. (Registrant)

Dated: June 1, 2021	By:	/s/ Mark S. Hacker
		Name:	Mark S. Hacker
		Title:	Executive Vice President, General Counsel and Chief Administrative Officer